UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

FTC Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40350	81-4816270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Stonelake Blvd, Suite 100, Quarry Oaks II Building, Austin, Texas		78759
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 481-4271

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTCI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02	Results of Operations and Financial Condition.

On May 5, 2026, FTC Solar, Inc. (the "Company") issued a press release regarding its financial results for the first quarter ended March 31, 2026. A copy of the Company's press release is furnished herewith as Exhibit 99.1.

The information furnished in this Current Report under this Item 2.02 and Exhibit 99.1 furnished herewith shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of President and Chief Executive Officer

On April 29, 2026, the Board of Directors of the Company (the “Board”) appointed Anthony Carroll as the Company’s President and Chief Executive Officer, effective as of April 29, 2026. As a result, Yann Brandt departed as the Company’s President and Chief Executive Officer and as a Company director, effective as of April 29, 2026.

Mr. Carroll, 42, has served on the Company's Board since December 15, 2025. Mr. Carroll previously served as Chief Executive Officer until April 2026 of Veev, a wholly-owned subsidiary of Lennar focused on efficient and sustainable homebuilding. Prior to joining Veev in early 2024, Mr. Carroll was the President of Powin, a global leader in energy storage systems. Before joining Powin in 2022, Mr. Carroll served as Managing Director at Siemens Gamesa Electric, leading the Power Conversion and Energy Storage business in North America. Mr. Carroll also served in leadership roles for Schneider Electric and Power Electronics. Mr. Carroll holds an MBA from Rey Juan Carlos University in Madrid and a Licentiate degree from the University of Valencia.

There are no family relationships between Mr. Carroll and the Company’s directors and executive officers, no arrangements or understandings between Mr. Carroll and any other person requiring disclosure under Item 401(b) of Regulation S-K, and no transactions with related persons requiring disclosure under Item 404(a) of Regulation S-K.

Anthony Carroll Employment Agreement

In connection with Mr. Carroll’s appointment as President and Chief Executive Officer, the Company and Mr. Carroll entered into an employment agreement dated May 4, 2026 (the “Employment Agreement”). The Employment Agreement provides for the following.

•
Mr. Carroll will receive an annual base salary of $700,000. His annual target incentive award will be 100% of his base salary, with the potential to receive a maximum of 200% of his base salary upon achievement of certain overperformance goals. The annual target incentive award will be based on the achievement of performance criteria established by the Board or the Compensation Committee of the Board.
•
Mr. Carroll will receive a sign-on cash payment of $900,000 (the “Sign-On Bonus Payment”) payable in three installments of $300,000 on September 1, 2027, September 1, 2028 and September 1, 2029 (each, a “Sign-On Bonus Payment Date”), so long as Mr. Carroll is an active employee on the applicable Sign-On Bonus Payment Date. The Sign-On Bonus Payment is subject to certain repayment provisions in the event that Mr. Carroll’s employment is terminated by the Company for cause (as defined in the Employment Agreement) or Mr. Carroll resigns his employment other than for good reason (as defined in the Employment Agreement) prior to the second anniversary of his appointment as Chief Executive Officer and President.
•
The Company agreed to grant to Mr. Carroll the following restricted stock units (“RSUs”) pursuant to and subject to the Company’s 2021 Stock Plan, as amended.
o
400,000 RSUs (the “Time-Based RSUs”) that will vest as follows: (1) 200,000 of the Time-Based RSUs (the “Three-Year Time-Based RSUs”) will vest over a three-year period with 33.33% of the Three-Year Time-Based RSUs vesting on the first anniversary of the grant date and with 1/36 of the Three-Year Time-Based RSUs vesting at the end of each month during the 24-month period following the first vesting date; and (2) 200,000 of the Time-Based RSUs (the “Four-Year Time-Based RSUs”) will vest over a four-year period with 25% of the Four-Year Time-Based RSUs vesting on the one-year anniversary of the grant date and with 1/48 of the Four-Year Time-Based RSUs vesting at the end of each month during the 36-month period following the first vesting date; and
o
200,000 RSUs (the “Share Target RSUs”) that will vest over a three-year period, subject to the attainment of the following common stock share value hurdles: (i) 50% of the Share Target RSUs are allocated to the achievement of a $10 Price Hurdle (as defined in the Employment Agreement), and (ii) 50% of the Share Target RSUs are allocated to the achievement of a $20 Price Hurdle. The Share Target RSUs will vest in accordance with the vesting calculation rules set forth in the Employment Agreement on the next subsequent anniversary of the grant date during the three-year performance period during which a Price Hurdle is achieved.

•
Mr. Carroll will not be entitled to any other equity incentive awards during 2026, 2027 and 2028, except as the Board or the Compensation Committee of the Board (the “Compensation Committee”) otherwise determine.
•
Mr. Carroll will be eligible to participate in all benefit plans that the Company makes available to its executives generally.
•
If Mr. Carroll is terminated by the Company without cause or if he resigns for good reason, other than on or following a change in control (as defined in the Employment Agreement), Mr. Carroll will be entitled to receive the following, provided he is in compliance with applicable restrictive covenants under the Employment Agreement and he signs a release which becomes effective: (i) cash severance equal to 1.5 times his base salary; (ii) his Time-Based RSUs will vest in full; (iii) any unpaid annual cash bonus for the immediately preceding fiscal year and a pro rata annual cash bonus for the year in which the termination occurs for days worked through the termination date, based on actual Company financial performance, in each case payable at the same time as annual cash bonuses are paid to senior officers of the Company; (iv) a prorated portion of the Sign-On Bonus Payment payable following the termination date; and (v) COBRA benefits and a lump sum payment equal to the cost of COBRA benefits for Mr. Carroll, his spouse and his eligible dependents for a period of 18 months following his termination.
•
If, on or within 12 months following a change in control, Mr. Carroll is terminated by the Company without cause or if he resigns for good reason, Mr. Carroll will be entitled to receive the following, provided he is in compliance with applicable restrictive covenants under the Employment Agreement and he signs a release which becomes effective: (i) cash severance equal to two times the sum of his base salary and target bonus; (ii) any unpaid annual cash bonus for the immediately preceding fiscal year and a pro rata annual cash bonus for the year in which the termination occurs for days worked through the termination date, based on actual Company financial performance, in each case payable at the same time as annual cash bonuses are paid to senior officers of the Company; (iii) COBRA benefits and a lump sum payment equal to the cost of COBRA benefits for Mr. Carroll, his spouse and his eligible dependents for a period of 18 months following his termination; and (iv) his stock option awards will become fully vested and exercisable, his RSUs with time-based vesting (including the Time-Based RSUs) will vest in full, and his performance stock units (including the Share Target RSUs) will become vested in the full amount associated with a given performance condition that has been satisfied upon such change in control or within the 12 months after the change in control, including the share price of the Company that is achieved in connection with the valuation determined as part of the change in control.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated May 4, 2026, between the Company and Anthony Carroll
99.1	Press release by FTC Solar, Inc. dated May 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTC SOLAR, INC.

Date:	May 5, 2026	By:	/s/ Cathy Behnen
Cathy Behnen, Chief Financial Officer